Exhibit 99.1

INVESTOR RELATIONS: Samantha Tortora 212.810.5397	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Full Year 2020 Diluted EPS of $31.85, or $33.82 as adjusted Fourth Quarter 2020 Diluted EPS of $10.02, or $10.18 as adjusted
New York, January 14, 2021 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2020.

$391 billion of full year total net inflows, reflects 5% organic asset growth and 7% organic base fee growth, led by record flows in cash, active equity and alternatives and continued momentum in fixed income

$127 billion of quarterly total net inflows, positive across investment style, product type and region, driven by strength in iShares® and active strategies

11% increase in full year revenue reflects strong organic growth, record performance fees and 17% growth in technology services revenue

Increases in full year GAAP operating income and diluted EPS impacted by previously announced $589 million pre-tax charitable contribution, which has been excluded from as adjusted results

3% growth in full year operating income (13% as adjusted)

12% increase in full year diluted EPS (19% as adjusted) also reflects higher nonoperating income and a lower diluted share count in the current year

$3.8 billion returned to shareholders in 2020, including $1.5 billion of share repurchases

Laurence D. Fink, Chairman and CEO:

“The world faced unprecedented challenges in 2020 - many of which continue today. Through it all, BlackRock remained steadfast in meeting the needs of all our stakeholders. We stayed true to our purpose and used our voice and values to advocate on behalf of the institutions and individuals we help to meet their investment and savings goals, and to be a positive force in the communities where we operate.

“For decades, we’ve built our platform, strategy and culture around staying in front of clients’ needs, and this approach was proven out during 2020. BlackRock generated $391 billion of total net inflows and we ended the year with strong momentum, evidenced by a record 13% annualized organic base fee growth in the fourth quarter. In addition, our ability to deliver global insights, strategic advice and comprehensive solutions to clients, no matter the market environment, drove positive flows across every asset class, investment style and region.

“Our strategic areas of investment flourished in 2020 as we saw record client demand for active equity, sustainable, cash and alternative investment strategies, generated $185 billion of net inflows into iShares ETFs and surpassed $1 billion in technology services revenue. BlackRock’s continued investment in building a multi-faceted investment platform with integrated technology, data and risk management, scale, global reach and interconnectivity enables us to deliver strong and consistent investment performance and more stable outcomes for our clients.

“We begin 2021 well-positioned and intend to keep investing in our business to drive long-term growth and to lead the evolution of the asset management industry. In doing so, we remain committed to help millions of people build savings throughout their lives, make investing easier and more affordable, advance sustainable investing, and contribute to a more resilient economy that benefits more people.”

FINANCIAL RESULTS

(in millions,	Q4	Q4	Full Year
except per share data)	2020	2019	2020	2019
AUM	$8,676,680	$7,429,633	$8,676,680	$7,429,633
% change	17%		17%
Average AUM	$8,154,225	$7,191,159	$7,549,103	$6,750,119
% change	13%		12%
Total net flows	$126,933	$128,839	$390,838	$428,736

GAAP basis:
Revenue	$4,478	$3,977	$16,205	$14,539
% change	13%		11%
Operating income	$1,848	$1,538	$5,695	$5,551
% change	20%		3%
Operating margin	41.3%	38.7%	35.1%	38.2%
Net income(1)	$1,548	$1,301	$4,932	$4,476
% change	19%		10%
Diluted EPS	$10.02	$8.29	$31.85	$28.43
% change	21%		12%
Weighted-average diluted shares	154.5	156.9	154.8	157.5
% change	(2)%		(2)%

As Adjusted:
Operating income(2)	$1,848	$1,538	$6,284	$5,551
% change	20%		13%
Operating margin(2)	46.6%	43.5%	44.9%	43.7%
Net income(1) (2)	$1,573	$1,309	$5,237	$4,484
% change	20%		17%
Diluted EPS(2)	$10.18	$8.34	$33.82	$28.48
% change	22%		19%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the condensed consolidated statements of income and supplemental information on pages 10 and 11 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q4	Full Year
(in billions)	2020	2020
Long-term net flows:	$116	$257

By region:

Americas	$38	$95
EMEA	53	97
APAC	25	65

By client type:

Retail:	$35	$70
US	10	25
International	25	45

iShares:	$79	$185
Core	23	45
Non-Core	56	140

Institutional:	$2	$3
Active	1	32
Index	1	(29)

Cash management net flows	$9	$113

Advisory net flows	$2	$20

Total net flows	$127	$391

BUSINESS RESULTS

				December 31, 2020	Q4 2020
	Q4 2020	December 31, 2020	Q4 2020	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$35,320	$845,917	$1,016	10%	30%
iShares ETFs	78,753	2,669,007	1,301	31%	38%
Institutional:
Active	1,354	1,524,462	628	18%	19%
Index	770	2,948,683	251	33%	7%
Total institutional	2,124	4,473,145	879	51%	26%
Long-term	116,197	7,988,069	3,196	92%	94%
Cash management	8,944	666,252	197	8%	6%
Advisory(2)	1,792	22,359	-	-	-
Total	$126,933	$8,676,680	$3,393	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$31,061	$2,250,887	$1,622	26%	48%
Index and iShares ETFs	85,136	5,737,182	1,574	66%	46%
Long-term	116,197	7,988,069	3,196	92%	94%
Cash management	8,944	666,252	197	8%	6%
Advisory(2)	1,792	22,359	-	-	-
Total	$126,933	$8,676,680	$3,393	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$48,077	$4,419,806	$1,608	51%	48%
Fixed income	62,705	2,674,488	925	30%	27%
Multi-asset	(402)	658,733	311	8%	9%
Alternatives	5,817	235,042	352	3%	10%
Long-term	116,197	7,988,069	3,196	92%	94%
Cash management	8,944	666,252	197	8%	6%
Advisory(2)	1,792	22,359	-	-	-
Total	$126,933	$8,676,680	$3,393	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.
(2)

Approximately $4.3 billion of iShares ETFs AUM held in advisory accounts associated with the Federal Reserve Bank of New York (“FRBNY”) assignment as of December 31, 2020 (disclosed via FRBNY reporting as of January 11, 2021) are included within iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM.

INVESTMENT PERFORMANCE AT December 31, 2020(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	86%	87%	88%
Tax-exempt	36%	56%	78%
Index AUM within or above applicable tolerance	87%	96%	95%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	78%	85%	85%
Systematic	61%	46%	88%
Index AUM within or above applicable tolerance	92%	98%	99%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 12 for performance disclosure detail.

Capital management

Subject to market conditions, we expect to seek Board approval later in January for an increase to our first quarter 2021 dividend.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Thursday, January 14, 2021 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 8192056). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Thursday, January 14, 2021 and ending at midnight on Thursday, January 28, 2021. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 8192056. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, our clients turn to us for the solutions they need when planning for their most important goals. As of December 31, 2020, the firm managed approximately $8.68 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Three Months				Three Months
	Ended				Ended
	December 31,				September 30,
	2020	2019	Change		2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$3,393	$3,089	$304		$3,225	$168
Investment advisory performance fees	419	239	180		532	(113)
Technology services revenue	305	274	31		282	23
Distribution fees	314	270	44		288	26
Advisory and other revenue	47	105	(58)		42	5
Total revenue	4,478	3,977	501		4,369	109

Expense
Employee compensation and benefits	1,341	1,212	129		1,411	(70)
Distribution and servicing costs	505	438	67		456	49
Direct fund expense	283	245	38		257	26
General and administration	474	515	(41)		461	13
Amortization of intangible assets	27	29	(2)		27	-
Total expense	2,630	2,439	191		2,612	18

Operating income	1,848	1,538	310		1,757	91

Nonoperating income (expense)
Net gain (loss) on investments	345	118	227		269	76
Interest and dividend income	28	29	(1)		9	19
Interest expense	(54)	(51)	(3)		(54)	-
Total nonoperating income (expense)	319	96	223		224	95

Income before income taxes	2,167	1,634	533		1,981	186
Income tax expense	427	300	127		464	(37)
Net income	1,740	1,334	406		1,517	223
Less:
Net income (loss) attributable to noncontrolling interests	192	33	159		153	39
Net income attributable to BlackRock, Inc.	$1,548	$1,301	$247		$1,364	$184

Weighted-average common shares outstanding
Basic	152,515,168	155,195,733	(2,680,565)		152,488,073	27,095
Diluted	154,512,860	156,894,201	(2,381,341)		153,742,264	770,596
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$10.15	$8.38	$1.77		$8.94	$1.21
Diluted	$10.02	$8.29	$1.73		$8.87	$1.15
Cash dividends declared and paid per share	$3.63	$3.30	$0.33		$3.63	$-

Supplemental information:

AUM (end of period)	$8,676,680	$7,429,633	$1,247,047		$7,808,497	$868,183
Shares outstanding (end of period)	152,532,885	155,198,968	(2,666,083)		152,496,403	36,482
GAAP:
Operating margin	41.3%	38.7%	260	bps	40.2%	110	bps
Effective tax rate	21.6%	18.8%	280	bps	25.4%	(380	) bps
As adjusted:
Operating income (1)	$1,848	$1,538	$310		$1,757	$91
Operating margin (1)	46.6%	43.5%	310	bps	47.0%	(40	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$127	$63	$64		$71	$56
Net income attributable to BlackRock, Inc. (3)	$1,573	$1,309	$264		$1,418	$155
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$10.18	$8.34	$1.84		$9.22	$0.96
Effective tax rate	20.3%	18.3%	200	bps	22.5%	(220	) bps

See pages 10-11 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended
	December 31,
	2020	2019	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$12,639	$11,777	$862
Investment advisory performance fees	1,104	450	654
Technology services revenue	1,139	974	165
Distribution fees	1,131	1,069	62
Advisory and other revenue	192	269	(77)
Total revenue	16,205	14,539	1,666

Expense
Employee compensation and benefits	5,041	4,470	571
Distribution and servicing costs	1,835	1,685	150
Direct fund expense	1,063	978	85
General and administration	2,465	1,758	707
Amortization of intangible assets	106	97	9
Total expense	10,510	8,988	1,522

Operating income	5,695	5,551	144

Nonoperating income (expense)
Net gain (loss) on investments	972	342	630
Interest and dividend income	62	97	(35)
Interest expense	(205)	(203)	(2)
Total nonoperating income (expense)	829	236	593

Income before income taxes	6,524	5,787	737
Income tax expense	1,238	1,261	(23)
Net income	5,286	4,526	760
Less:
Net income (loss) attributable to noncontrolling interests	354	50	304
Net income attributable to BlackRock, Inc.	$4,932	$4,476	$456

Weighted-average common shares outstanding
Basic	153,489,422	156,014,343	(2,524,921)
Diluted	154,840,582	157,459,546	(2,618,964)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$32.13	$28.69	$3.44
Diluted	$31.85	$28.43	$3.42
Cash dividends declared and paid per share	$14.52	$13.20	$1.32

Supplemental information:

AUM (end of period)	$8,676,680	$7,429,633	$1,247,047
Shares outstanding (end of period)	152,532,885	155,198,968	(2,666,083)
GAAP:
Operating margin	35.1%	38.2%	(310	) bps
Effective tax rate	20.1%	22.0%	(190	) bps
As adjusted:
Operating income (1)	$6,284	$5,551	$733
Operating margin (1)	44.9%	43.7%	120	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$353	$186	$167
Net income attributable to BlackRock, Inc. (3)	$5,237	$4,484	$753
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$33.82	$28.48	$5.34
Effective tax rate	21.1%	21.9%	(80	) bps

See pages 10-11 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		December 31,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$279,427	$16,096	$38,507	$4,404	$338,434	$301,962
Fixed income	316,008	14,221	6,516	3,723	340,468	327,194
Multi-asset	119,708	2,646	9,692	578	132,624	124,807
Alternatives	31,121	2,357	613	300	34,391	32,753
Retail subtotal	746,264	35,320	55,328	9,005	845,917	786,716
iShares ETFs:
Equity	1,586,849	65,257	244,237	8,758	1,905,101	1,711,641
Fixed income	662,999	13,535	8,763	4,736	690,033	675,835
Multi-asset	5,430	416	386	36	6,268	5,781
Alternatives	66,057	(455)	1,902	101	67,605	65,503
iShares ETFs subtotal	2,321,335	78,753	255,288	13,631	2,669,007	2,458,760
Institutional:
Active:
Equity	149,260	(2,818)	20,676	2,404	169,522	157,372
Fixed income	693,061	3,516	12,855	6,837	716,269	701,282
Multi-asset	464,242	(2,572)	40,628	8,944	511,242	481,142
Alternatives	120,559	3,228	1,872	1,770	127,429	122,911
Active subtotal	1,427,122	1,354	76,031	19,955	1,524,462	1,462,707
Index:
Equity	1,768,582	(30,458)	243,847	24,778	2,006,749	1,858,494
Fixed income	859,397	31,433	8,842	28,046	927,718	887,849
Multi-asset	8,866	(892)	513	112	8,599	8,466
Alternatives	4,563	687	280	87	5,617	5,117
Index subtotal	2,641,408	770	253,482	53,023	2,948,683	2,759,926
Institutional subtotal	4,068,530	2,124	329,513	72,978	4,473,145	4,222,633
Long-term	7,136,129	116,197	640,129	95,614	7,988,069	7,468,109
Cash management	652,002	8,944	(219)	5,525	666,252	664,706
Advisory (3)	20,366	1,792	178	23	22,359	21,410
Total	$7,808,497	$126,933	$640,088	$101,162	$8,676,680	$8,154,225
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$347,631	$8,623	$49,392	$4,543	$410,189	$371,384
Fixed income	989,412	16,784	19,092	9,727	1,035,015	1,007,904
Multi-asset	583,952	69	50,321	9,522	643,864	605,948
Alternatives	151,678	5,585	2,486	2,070	161,819	155,664
Active subtotal	2,072,673	31,061	121,291	25,862	2,250,887	2,140,900
Index and iShares ETFs:
iShares ETFs:
Equity	1,586,849	65,257	244,237	8,758	1,905,101	1,711,641
Fixed income	662,999	13,535	8,763	4,736	690,033	675,835
Multi-asset	5,430	416	386	36	6,268	5,781
Alternatives	66,057	(455)	1,902	101	67,605	65,503
iShares ETFs subtotal	2,321,335	78,753	255,288	13,631	2,669,007	2,458,760
Non-ETF Index:
Equity	1,849,638	(25,803)	253,638	27,043	2,104,516	1,946,444
Fixed income	879,054	32,386	9,121	28,879	949,440	908,421
Multi-asset	8,864	(887)	512	112	8,601	8,467
Alternatives	4,565	687	279	87	5,618	5,117
Non-ETF Index subtotal	2,742,121	6,383	263,550	56,121	3,068,175	2,868,449
Index and iShares ETFs subtotal	5,063,456	85,136	518,838	69,752	5,737,182	5,327,209
Long-Term	$7,136,129	$116,197	$640,129	$95,614	$7,988,069	$7,468,109
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows	Market		December 31,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,784,118	$48,077	$547,267	$40,344	$4,419,806	$4,029,469
Fixed income	2,531,465	62,705	36,976	43,342	2,674,488	2,592,160
Multi-asset	598,246	(402)	51,219	9,670	658,733	620,196
Alternatives:
Illiquid alternatives	79,723	4,529	512	1,006	85,770	82,222
Liquid alternatives	69,255	1,036	1,910	1,017	73,218	70,693
Currency and commodities(4)	73,322	252	2,245	235	76,054	73,369
Alternatives subtotal	222,300	5,817	4,667	2,258	235,042	226,284
Long-Term	$7,136,129	$116,197	$640,129	$95,614	$7,988,069	$7,468,109

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.3 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of December 31, 2020 (disclosed via FRBNY reporting as of January 11, 2021) are included within Fixed Income iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	December 31,	inflows	Market		December 31,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$252,413	$39,341	$42,545	$4,135	$338,434	$265,433
Fixed income	305,265	22,784	9,725	2,694	340,468	309,723
Multi-asset	120,439	(481)	12,262	404	132,624	117,195
Alternatives	25,180	7,912	929	370	34,391	28,839
Retail subtotal	703,297	69,556	65,461	7,603	845,917	721,190
iShares ETFs:
Equity	1,632,972	76,307	186,918	8,904	1,905,101	1,561,970
Fixed income	565,790	88,894	28,009	7,340	690,033	627,039
Multi-asset	5,210	646	388	24	6,268	5,287
Alternatives	36,093	19,038	12,331	143	67,605	53,845
iShares ETFs subtotal	2,240,065	184,885	227,646	16,411	2,669,007	2,248,141
Institutional:
Active:
Equity	141,118	1,890	24,045	2,469	169,522	141,059
Fixed income	651,368	6,598	49,712	8,591	716,269	673,043
Multi-asset	434,233	13,639	52,365	11,005	511,242	443,913
Alternatives	111,951	9,497	3,861	2,120	127,429	116,557
Active subtotal	1,338,670	31,624	129,983	24,185	1,524,462	1,374,572
Index:
Equity	1,793,826	(68,543)	254,475	26,991	2,006,749	1,723,674
Fixed income	792,969	39,685	67,623	27,441	927,718	837,469
Multi-asset	8,239	(591)	749	202	8,599	8,157
Alternatives	4,848	732	(50)	87	5,617	4,675
Index subtotal	2,599,882	(28,717)	322,797	54,721	2,948,683	2,573,975
Institutional subtotal	3,938,552	2,907	452,780	78,906	4,473,145	3,948,547
Long-term	6,881,914	257,348	745,887	102,920	7,988,069	6,917,878
Cash management	545,949	113,349	(63)	7,017	666,252	617,989
Advisory (3)	1,770	20,141	445	3	22,359	13,236
Total	$7,429,633	$390,838	$746,269	$109,940	$8,676,680	$7,549,103
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows	Market		December 31,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$316,145	$30,241	$58,922	$4,881	$410,189	$327,403
Fixed income	939,275	26,934	58,153	10,653	1,035,015	964,153
Multi-asset	554,672	13,154	64,629	11,409	643,864	561,107
Alternatives	137,130	17,408	4,791	2,490	161,819	145,395
Active subtotal	1,947,222	87,737	186,495	29,433	2,250,887	1,998,058
Index and iShares ETFs:
iShares ETFs:
Equity	1,632,972	76,307	186,918	8,904	1,905,101	1,561,970
Fixed income	565,790	88,894	28,009	7,340	690,033	627,039
Multi-asset	5,210	646	388	24	6,268	5,287
Alternatives	36,093	19,038	12,331	143	67,605	53,845
iShares ETFs subtotal	2,240,065	184,885	227,646	16,411	2,669,007	2,248,141
Non-ETF Index:
Equity	1,871,212	(57,553)	262,143	28,714	2,104,516	1,802,763
Fixed income	810,327	42,133	68,907	28,073	949,440	856,082
Multi-asset	8,239	(587)	747	202	8,601	8,158
Alternatives	4,849	733	(51)	87	5,618	4,676
Non-ETF Index subtotal	2,694,627	(15,274)	331,746	57,076	3,068,175	2,671,679
Index and iShares ETFs subtotal	4,934,692	169,611	559,392	73,487	5,737,182	4,919,820
Long-Term	$6,881,914	$257,348	$745,887	$102,920	$7,988,069	$6,917,878
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows	Market		December 31,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,820,329	$48,995	$507,983	$42,499	$4,419,806	$3,692,136
Fixed income	2,315,392	157,961	155,069	46,066	2,674,488	2,447,274
Multi-asset	568,121	13,213	65,764	11,635	658,733	574,552
Alternatives:
Illiquid alternatives	75,349	10,883	(1,512)	1,050	85,770	78,166
Liquid alternatives	59,048	6,545	6,295	1,330	73,218	64,522
Currency and commodities(4)	43,675	19,751	12,288	340	76,054	61,228
Alternatives subtotal	178,072	37,179	17,071	2,720	235,042	203,916
Long-Term	$6,881,914	$257,348	$745,887	$102,920	$7,988,069	$6,917,878

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.3 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of December 31, 2020 (disclosed via FRBNY reporting as of January 11, 2021) are included within Fixed Income iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$501	$403	$98	$457	$44	$1,737	$1,554	$183
iShares ETFs	948	906	42	880	68	3,499	3,495	4
Non-ETF Index	159	172	(13)	164	(5)	664	667	(3)
Equity subtotal	1,608	1,481	127	1,501	107	5,900	5,716	184
Fixed income:
Active	514	491	23	498	16	1,957	1,918	39
iShares ETFs	302	258	44	297	5	1,119	963	156
Non-ETF Index	109	112	(3)	113	(4)	463	405	58
Fixed income subtotal	925	861	64	908	17	3,539	3,286	253
Multi-asset	311	296	15	289	22	1,163	1,148	15
Alternatives:
Illiquid alternatives	161	138	23	140	21	577	488	89
Liquid alternatives	141	112	29	132	9	502	413	89
Currency and commodities	50	30	20	51	(1)	168	108	60
Alternatives subtotal	352	280	72	323	29	1,247	1,009	238
Long-term	3,196	2,918	278	3,021	175	11,849	11,159	690
Cash management	197	171	26	204	(7)	790	618	172
Total investment advisory, administration fees and securities lending revenue	3,393	3,089	304	3,225	168	12,639	11,777	862
Investment advisory performance fees:
Equity	62	31	31	4	58	91	36	55
Fixed income	22	8	14	9	13	35	10	25
Multi-asset	22	12	10	10	12	35	19	16
Alternatives:
Illiquid alternatives	28	96	(68)	6	22	83	136	(53)
Liquid alternatives	285	92	193	503	(218)	860	249	611
Alternatives subtotal	313	188	125	509	(196)	943	385	558
Total performance fees	419	239	180	532	(113)	1,104	450	654
Technology services revenue	305	274	31	282	23	1,139	974	165
Distribution fees:
Retrocessions	217	167	50	188	29	736	658	78
12b-1 fees (US mutual fund distribution fees)	83	91	(8)	85	(2)	337	358	(21)
Other	14	12	2	15	(1)	58	53	5
Total distribution fees	314	270	44	288	26	1,131	1,069	62
Advisory and other revenue:
Advisory	20	37	(17)	14	6	68	99	(31)
Other	27	68	(41)	28	(1)	124	170	(46)
Total advisory and other revenue	47	105	(58)	42	5	192	269	(77)
Total revenue	$4,478	$3,977	$501	$4,369	$109	$16,205	$14,539	$1,666

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $304 million from the fourth quarter of 2019 and $168 million from the third quarter of 2020, primarily driven by organic growth and the positive impact of market beta and foreign exchange movements on average AUM, partially offset by the impact of fee reductions on certain products and lower securities lending revenue. Securities lending revenue of $131 million in the current quarter decreased from $169 million in the fourth quarter of 2019 and from $153 million in the third quarter of 2020, primarily reflecting lower lending spreads, partially offset by higher average balances of securities on loan.

•	Performance fees increased $180 million from the fourth quarter of 2019, primarily reflecting higher revenue from liquid alternative and long-only products.

Performance fees decreased $113 million from the third quarter of 2020, primarily reflecting strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter.

•	Technology services revenue increased $31 million from the fourth quarter of 2019 and $23 million from the third quarter of 2020, primarily reflecting higher revenue from Aladdin®.
•

Advisory and other revenue decreased $58 million from the fourth quarter of 2019, primarily reflecting the impact of the previously announced charitable contribution of BlackRock’s remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”) in 2020 and lower advisory and transition management assignments in the current quarter.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Operating expense
Employee compensation and benefits	$1,341	$1,212	$129	$1,411	$(70)	$5,041	$4,470	$571
Distribution and servicing costs:
Retrocessions	217	167	50	188	29	736	658	78
12b-1 costs	81	89	(8)	83	(2)	328	354	(26)
Other	207	182	25	185	22	771	673	98
Total distribution and servicing costs	505	438	67	456	49	1,835	1,685	150
Direct fund expense	283	245	38	257	26	1,063	978	85
General and administration:
Marketing and promotional	73	109	(36)	48	25	229	350	(121)
Occupancy and office related	80	83	(3)	81	(1)	319	307	12
Portfolio services	80	70	10	73	7	283	261	22
Technology	124	83	41	93	31	397	289	108
Professional services	49	46	3	36	13	170	161	9
Communications	14	10	4	14	-	54	39	15
Foreign exchange remeasurement	(1)	13	(14)	1	(2)	6	31	(25)
Contingent consideration fair value adjustments	-	35	(35)	-	-	23	53	(30)
Product launch costs	2	-	2	80	(78)	166	59	107
Charitable Contribution	-	-	-	-	-	589	-	589
Other general and administration	53	66	(13)	35	18	229	208	21
Total general and administration expense	474	515	(41)	461	13	2,465	1,758	707
Amortization of intangible assets	27	29	(2)	27	-	106	97	9
Total operating expense	$2,630	$2,439	$191	$2,612	$18	$10,510	$8,988	$1,522

Highlights

•	Employee compensation and benefits expense increased $129 million from the fourth quarter of 2019, primarily reflecting higher base and incentive compensation driven by higher performance fees.

Employee compensation and benefits expense decreased $70 million from the third quarter of 2020, driven in part by lower incentive compensation associated with lower performance fees.

•	Direct fund expense increased $38 million from the fourth quarter of 2019 and $26 million from the third quarter of 2020, primarily reflecting higher average AUM.
•

General and administration expense decreased $41 million from the fourth quarter of 2019, primarily due to lower marketing and promotional expense, contingent consideration fair value adjustments and foreign exchange remeasurement, partially offset by higher technology expense, including certain costs related to COVID-19, and portfolio services expense.

General and administration expense increased $13 million from the third quarter of 2020, primarily reflecting higher technology expense, seasonally higher marketing and promotional expense and higher professional services expense, partially offset by $80 million of product launch costs incurred in the third quarter of 2020.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Nonoperating income (expense), GAAP basis	$319	$96	$223	$224	$95	$829	$236	$593
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	192	33	159	153	39	354	50	304
Nonoperating income (expense)(1)	$127	$63	$64	$71	$56	$475	$186	$289

	Three Months			Three Months		Year
	Ended			Ended		Ended
	December 31,			September 30,		December 31,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Net gain (loss) on investments(1)
Private equity	$36	$9	$27	$18	$18	$44	$47	$(3)
Real assets	(3)	(1)	(2)	6	(9)	8	21	(13)
Other alternatives(2)	22	1	21	14	8	32	19	13
Other investments(3)	85	40	45	55	30	120	144	(24)
Subtotal	140	49	91	93	47	204	231	(27)
Gain related to the Charitable Contribution	-	-	-	-	-	122	-	122
Other gains (losses)(4)	13	36	(23)	23	(10)	292	61	231
Total net gain (loss) on investments(1)	153	85	68	116	37	618	292	326
Interest and dividend income	28	29	(1)	9	19	62	97	(35)
Interest expense	(54)	(51)	(3)	(54)	-	(205)	(203)	(2)
Net interest expense	(26)	(22)	(4)	(45)	19	(143)	(106)	(37)
Nonoperating income (expense)(1)	$127	$63	$64	$71	$56	$475	$186	$289

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see note (2) to the condensed consolidated statements of income and supplemental information on pages 10 and 11.

(2)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amount for the year ended December 31, 2020 includes a nonoperating pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of corporate minority investments.

INCOME TAX EXPENSE

	Three Months				Three Months			Year
	Ended				Ended			Ended
	December 31,				September 30,			December 31,
(in millions), (unaudited)	2020	2019	Change		2020	Change		2020	2019	Change
Income tax expense	$427	$300	$127		$464	$(37)		$1,238	$1,261	$(23)
Effective tax rate	21.6%	18.8%	280	bps	25.4%	(380	) bps	20.1%	22.0%	(190	) bps

Highlights

•

Fourth quarter 2020 income tax expense includes $61 million of net discrete tax benefits, partially offset by a $25 million net noncash tax expense related to the revaluation of certain deferred income tax liabilities.

•

Third quarter 2020 income tax expense included $54 million of noncash net expense related to the revaluation of certain deferred tax assets and liabilities as a result of legislation enacted in the United Kingdom increasing its corporate tax rate.

•	Fourth quarter 2019 income tax expense included $21 million of discrete tax benefits.

RECONCILIATION OF US GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2020	2019	2020	2020	2019
Operating income, GAAP basis	$1,848	$1,538	$1,757	$5,695	$5,551
Non-GAAP expense adjustment:
Charitable Contribution	-	-	-	589	-
Operating income, as adjusted (1)	1,848	1,538	1,757	6,284	5,551
Product launch costs and commissions	2	-	83	172	61
Operating income used for operating margin measurement	$1,850	$1,538	$1,840	$6,456	$5,612
Revenue, GAAP basis	$4,478	$3,977	$4,369	$16,205	$14,539
Non-GAAP adjustments:
Distribution fees	(314)	(270)	(288)	(1,131)	(1,069)
Investment advisory fees	(191)	(168)	(168)	(704)	(616)
Revenue used for operating margin measurement	$3,973	$3,539	$3,913	$14,370	$12,854
Operating margin, GAAP basis	41.3%	38.7%	40.2%	35.1%	38.2%
Operating margin, as adjusted (1)	46.6%	43.5%	47.0%	44.9%	43.7%

See note (1) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions), (unaudited)	2020	2019	2020	2020	2019
Nonoperating income (expense), GAAP basis	$319	$96	$224	$829	$236
Less: Net income (loss) attributable to NCI	192	33	153	354	50
Nonoperating income (expense), net of NCI	127	63	71	475	186
Less: Gain related to the Charitable Contribution	-	-	-	122	-
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$127	$63	$71	$353	$186

See note (2) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(in millions, except per share data), (unaudited)	2020	2019	2020	2020	2019
Net income attributable to BlackRock, Inc., GAAP basis	$1,548	$1,301	$1,364	$4,932	$4,476
Non-GAAP adjustments:
Charitable Contribution, net of tax	-	-	-	226	-
Income tax matters	25	8	54	79	8
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,573	$1,309	$1,418	$5,237	$4,484
Diluted weighted-average common shares outstanding (4)	154.5	156.9	153.7	154.8	157.5
Diluted earnings per common share, GAAP basis (4)	$10.02	$8.29	$8.87	$31.85	$28.43
Diluted earnings per common share, as adjusted (3) (4)	$10.18	$8.34	$9.22	$33.82	$28.48

See notes (3) and (4) to the condensed consolidated statements of income and supplemental information on page 11 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees.  Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In 2020, the Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted:  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. In 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Charitable Contribution.

In 2020, a discrete tax benefit of $241 million was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the non-recurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes.  These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted-average common shares outstanding.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations. As of December 31, 2020, there were no shares of preferred stock outstanding.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its continued impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) terrorist activities, civil unrest, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (16) the ability to attract and retain highly talented professionals; (17) fluctuations in the carrying value of BlackRock’s economic investments; (18) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (19) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (20) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (21) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETF”) platform; (22) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (23) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2020 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2020. The performance data does not include accounts terminated prior to December 31, 2020 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2020 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.